Exhibit 99.1

FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017

•	Oncology and proton businesses contribute to solid growth in gross orders
•	Company revenues from continuing operations rise 6 percent to $655 million
•	Net earnings per diluted share from continuing operations: $0.74 GAAP, $0.89 non-GAAP
•	Completes spin-off of Imaging Components business

PALO ALTO, Calif., April 26, 2017 – Varian Medical Systems (NYSE:VAR) today is reporting GAAP net earnings from continuing operations of $0.74 per diluted share and non-GAAP net earnings from continuing operations of $0.89 per diluted share for the second quarter of fiscal year 2017. Varian’s second quarter revenues from continuing operations totaled $655 million, up 6 percent from the year-ago quarter in dollars and 7 percent in constant currency. The company ended the quarter with a $3.1 billion backlog, up 4 percent from the same point in fiscal year 2016, with a 6 percent gain in the Oncology Systems backlog.

“Varian’s second-quarter EPS performance was at the high end of our expectations,” said Dow Wilson, CEO of Varian Medical Systems. “Gross orders for our Oncology business grew in mid-single digits and we booked a new proton order during the quarter. We achieved healthy revenue growth and a nearly one-point gain in our Oncology gross margin rate while also stepping up our investment in the introduction and commercialization of new products.”

Varian finished its second quarter of fiscal year 2017 with $706 million in cash and cash equivalents and $547 million of debt. Cash flow from operations was $32 million for the second quarter and $114 million for the fiscal year to date, including discontinued operations. During the quarter, the company spent $173 million to repurchase 2 million shares of common stock.

Oncology Systems

Oncology Systems’ second quarter revenues totaled $624 million, up from the year-ago quarter by 7 percent in dollars and in constant currency. Second-quarter Oncology gross orders were $648 million, up from the year-ago quarter by 5 percent in dollars and 6 percent in constant currency. For the quarter, Oncology gross orders in the Americas increased by 3 percent in dollars and in constant currency, including 3 percent growth in North America. In EMEA gross orders rose 6 percent in dollars and 10 percent in constant currency and APAC, gross orders rose 8 percent in dollars and by 7 percent in constant currency.

“This was a good quarter for the Oncology business with orders growth in every region, and particular strength in emerging markets,” said Wilson. “We had solid performance in our Oncology software and service business.”

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 2

Particle Therapy

During the quarter, the company booked orders totaling $28 million, including an order for a new single-room ProBeam Compact system in Delray, Florida. Second quarter revenues for Varian’s Particle Therapy business were $31 million, up 1 percent from the corresponding year-ago period.

“In addition to the order in Florida, Varian has been selected to provide a single-room ProBeam Compact system for a center in Thailand and we expect to book that order in the third quarter when the requisite paperwork is completed,” said Wilson. “The sales funnel continues to look healthy.”

Varian Outlook

“We now believe that for the second through fourth quarters of fiscal 2017, total company revenues from continuing operations will grow in the range of 3 to 5 percent depending on the timing of proton orders,” Wilson said. “For the full fiscal year, total company revenues from continuing operations should grow in the range of 2 to 4 percent.

“For the second through fourth quarters, we expect that earnings per diluted share from continuing operations will be in the range of $2.98 to $3.06. For the full fiscal year, earnings per share from continuing operations should be in the range of $3.56 to $3.64, including the $0.34 impairment of proton account receivables in the first quarter.

“For the third fiscal quarter, we believe Varian revenues from continuing operations will grow by about 3 percent, and we expect that non-GAAP earnings per diluted share will be in the range of $0.92 to $0.96.”

Please refer to “Discussion of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Investor Conference Call

Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2017 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13658758. The telephone replay will be available through 5 p.m. PT, Friday, April 28, 2017.

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About Varian Medical Systems
Varian Medical Systems focuses energy on saving lives and is the world's leading manufacturer of medical devices and software for treating and managing cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,400 people at sites around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 3

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, or earnings growth or other financial results; and any statements using the terms “believe,” “expect,” “promising,” “outlook,” “should,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; currency exchange rates and tax rates; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the impact of reduced or limited demand by purchasers of certain X-ray products; challenges associated with commercializing the company’s particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the company’s assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 4

Varian Medical Systems, Inc. and Subsidiaries Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per share amounts)	Q2 QTR 2017	Q2 QTR 2016	Q2 YTD 2017	Q2 YTD 2016
Gross orders	$675.7	$620.7	$1,266.1	$1,165.7
Oncology Systems	647.7	618.0	1,233.8	1,150.7
Other	28.0	2.7	32.3	15.0
Order Backlog	3,135.7	3,026.5	3,135.7	3,026.5
Revenues	655.0	615.2	1,266.8	1,231.0
Oncology Systems	623.7	584.2	1,205.2	1,173.6
Other	31.3	31.0	61.6	57.4
Cost of revenues	379.7	357.1	715.8	720.4
Gross margin	275.3	258.1	551.0	510.6
As a percent of revenues	42.0%	42.0%	43.5%	41.5%
Operating expenses
Research and development	53.3	49.0	103.2	96.6
Selling, general and administrative	132.2	106.1	293.6	222.7
Impairment charges	—	—	38.3	—
Operating earnings	89.8	103.0	115.9	191.3
As a percent of revenues	13.7%	16.7%	9.2%	15.5%
Interest income, net	0.3	1.0	2.2	2.7
Earnings from continuing operations before taxes	90.1	104.0	118.1	194.0
Taxes on earnings	20.8	26.8	34.3	44.9
Net earnings from continuing operations	69.3	77.2	83.8	149.1
Net (loss) earnings from discontinued operations	(13.3)	19.8	(6.8)	36.9
Net earnings	56.0	97.0	77.0	186.0
Less: Net earnings attributable to noncontrolling interests	(0.1)	—	0.5	—
Net earnings attributable to Varian	$56.1	$97.0	$76.5	$186.0

Net earnings (loss) per share - basic
Continuing operations	$0.75	$0.81	$0.90	$1.55
Discontinued operations	(0.15)	0.20	(0.08)	0.38
Net earnings per share - basic	$0.60	$1.01	$0.82	$1.93

Net earnings (loss) per share - diluted
Continuing operations	$0.74	$0.80	$0.89	$1.54
Discontinued operations	(0.14)	0.21	(0.08)	0.38
Net earnings per share - diluted	$0.60	$1.01	$0.81	$1.92

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	93.0	95.7	93.2	96.5
Weighted average shares outstanding - diluted	93.7	96.2	93.9	97.1

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 5

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In millions)	March 31,	September 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$705.5	$811.4
Short-term investments	—	95.3
Accounts receivable, net	761.5	769.6
Inventories	453.7	442.4
Prepaid expenses and other current assets	206.9	141.1
Current assets of discontinued operations	13.9	355.6
Total current assets	2,141.5	2,615.4

Property, plant and equipment, net	252.6	258.6
Goodwill	217.6	220.1
Intangible assets	76.6	84.1
Deferred tax assets	138.0	136.8
Other assets	287.2	226.9
Non-current assets of discontinued operations	5.3	272.9
Total assets	$3,118.8	$3,814.8

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$144.0	$159.2
Accrued liabilities	345.8	383.6
Deferred revenues	642.5	608.6
Short-term borrowings	219.9	329.6
Current maturities of long-term debt	49.4	49.4
Current liabilities of discontinued operations	3.8	83.0
Total current liabilities	1,405.4	1,613.4
Long-term debt	277.2	286.9
Other long-term liabilities	143.6	155.8
Non-current liabilities of discontinued operations	—	4.2
Total liabilities	1,826.2	2,060.3

Redeemable noncontrolling interests of discontinued operations	—	10.3

Equity:
Varian stockholders’ equity:
Common stock	91.8	93.7
Capital in excess of par value	667.5	678.6
Retained earnings	638.6	1,069.0
Accumulated other comprehensive loss	(109.4)	(100.8)
Total Varian stockholders’ equity	1,288.5	1,740.5
Noncontrolling interests	4.1	3.7
Total equity	1,292.6	1,744.2
Total liabilities, redeemable noncontrolling interests and equity	$3,118.8	$3,814.8

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 6

Discussion of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP diluted net earnings per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, unless otherwise specified.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2017	Page 7

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation between GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q2 QTR 2017	Q2 QTR 2016	Q2 YTD 2017	Q2 YTD 2016
Non-GAAP adjustments
Amortization of intangible assets (1)	$2.8	$1.5	$5.6	$3.0
Restructuring charges	2.4	—	6.0	2.9
Legal costs	10.0	6.4	16.2	9.3
Impairment charges	—	—	38.3	—
Other (2)	0.6	1.2	0.9	1.3
Total Non-GAAP adjustments	15.8	9.1	67.0	16.5
Tax effects of Non-GAAP adjustments	(2.1)	(2.3)	(12.1)	(3.8)
Total net earnings from continuing operations impact from non-GAAP adjustments	$13.7	$6.8	$54.9	$12.7
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$89.8	$103.0	$115.9	$191.3
Total operating earnings from continuing operations impact from non-GAAP adjustments	15.8	9.1	67.0	16.5
Non-GAAP operating earnings from continuing operations	$105.6	$112.1	$182.9	$207.8
Net earnings and diluted net earnings per share reconciliation
GAAP net earnings from continuing operations attributable to Varian(3)	$69.3	$77.3	$83.4	$149.1
Total net earnings from continuing operations impact from non-GAAP adjustments	13.7	6.8	54.9	12.7
Non-GAAP net earnings from continuing operations attributable to Varian	$83.0	$84.1	$138.3	$161.8
GAAP diluted net earnings per share from continuing operations	$0.74	$0.80	$0.89	$1.54
Non-GAAP diluted net earnings per share from continuing operations	$0.89	$0.87	$1.47	$1.67
Shares used in GAAP and non-GAAP diluted net earnings per share calculation	93.7	96.2	93.9	97.1

(1)	Includes $1.2 million, $1.1 million, $2.5 million and $2.3 million, respectively, in cost of revenues for the periods presented.
(2)	Other includes acquisition-related expenses and benefits.
(3)	Excludes immaterial net earnings (loss) from continuing operations attributable to noncontrolling interests for the periods presented.